CERTIFICATE OF RESTATEMENTS OF
                            ARTICLES OF INCORPORATION
                                       OF
                             COMPONENT SYSTEMS, INC.

     We, the undersigned, Craig S. Laughlin and Dale R. Statsman, respectively
                          -----------------     ----------------
president and secretary of Component Systems, Inc., a corporation subject to the provisions of chapter 302A. of the Minnesota Statutes, do hereby certify that by action of the shareholders of said corporation, pursuant to Minnesota Statutes, resolutions as hereinafter set forth, were adopted by the vote of the holders of over 50% of the outstanding shares of stock in the corporation; at a meeting on May 15, 1987.

     RESOLVED; that the Articles of Incorporation of Component Systems, Inc. be, and the same hereby are, amended and restated and the following restated Articles shall supersede and take the place of the existing Articles of Incorporation and amendments thereto.

     RESOLVED FURTHER; That the president and Secretary of this corporation be, and they herby are, authorized, empowered, and directed to make, execute and acknowledge a certificate under the corporate seal of this corporation embracing the foregoing resolution and to cause such certificate to be filed in the manner required by law.

                                    ARTICLE I
                                      NAME
                                      ----

     The name of the corporation is PRESTINE, INC.

                                   ARTICLES II
                                REGISTERED OFFICE
                                -----------------

     The location and post office address of the registered office of this corporation is 8001 Washburn Circle South, #4, Bloomington, Minnesota 55431. The post office addresses and registered office may be changed from time to time as the Board of Directors may determine and as authorized by law.

                                  ARTICLES III
                                    PURPOSES
                                    --------

     This corporation has general business purposes.

                                   ARTICLES IV
                                    DURATION
                                    --------

     This corporation has perpetual existence


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                                    ARTICLE V
                                     CAPITAL
                                     -------

     The aggregate number of shares of common stock which this corporation has the authority to issue is fifty million (50,000,000) shares of common stock with no par value per share. Such stock is designated the corporations "common stock" All of the common stock is identical in all respects and confers equal rights upon the holders thereof to receive dividends, to vote and to participate in any distribution of profits or assets. The Board of Directors has the power to determine from time to time the consideration to be received for the sale or transfer of said stock.

     The aggregate number of shares of preferred stock which this corporation has authority to issue is five million (5,000,000) shares of preferred stock with par value and on such terms, provisions and conditions as the Board of Directors may authorize from time to time. The Board of Directors has the power to determine, from time to time the consideration to be received for the sale or transfer of said stock.

                                   ARTICLE VI
                          DENIAL OF PRE-EMPTIVE RIGHTS
                          ----------------------------

     The shareholders of this corporation shall have no preemptive right to subscribe for or otherwise acquire any new or additional shares of stock of this corporation of any class whether now authorized or authorized hereafter, or any options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares of any class, or any shares, bonds, notes, debentures, or other securities convertible into or carrying options or warrants to purchase subscribe for or otherwise acquire any such new or additional shares of any class.

                                   ARTICLE VII
                           DENIAL OF CUMULATIVE VOTING
                           ---------------------------

     Holders of the common stock of this corporation have cumulative voting rights.

                                  ARTICLE VIII
                                ARTICLE AMENDMENT
                                -----------------

     The holders of shares entitling them to exercise a majority of the voting power of this corporation have the power to take all action permitted by law, except that an affirmative vote of 2/3 of the voting shares of the corporation is necessary to amend these Articles of Incorporation and to adopt an agreement of consideration or merger and to authorized the Board of Directors to sell, lease, exchange or otherwise dispose of all, or substantially all, of the property and assets of this


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corporation, including its goodwill, upon such terms and conditions and for such considerations, which may be money, shares, bonds, or other instruments for the payment of money or other property as the Board of Directors deems expedient.

                                   ARTICLES IX
                                     BY-LAWS
                                     -------

     The power to adopt, amend or repeal the by-laws of the corporation is vested in the Board of Directors.

     We, the undersigned, have subscribed our names to this CERTIFICATE OF RESTATED ARTICLES OF INCORPORATION OF COMPONENT SYSTEMS, INC. this 18th day of
                                                                   ----
May 1987.
---

                                         /s/ Craig S. Laughlin
                                         ---------------------
                                         President


                                         /s/ Dale R. Statsman
                                         --------------------
                                         Secretary


     On the 18th day of May, 1987, before me a Notary Public in and for said
            ----        ---
County, personally appeared Craig S. Laughlin and Dale R. Statsman, to me known
                            -----------------     ----------------
to be the persons named in and who executed the foregoing Certificate of Restated Articles of Corporation of Component Systems, Inc. and each acknowledged that he executed the same as his free act and deed and for the uses and purposes therein expressed.


                                         /s/ Harold W. Teasdale
                                         ----------------------
                                         Notary Public
  SEAL



                                                        STATE OF MINNESOTA
                                                        DEPARTMENT OF STATE
                                                               FILED
                                                           MAY 21, 1987

                                                        /s/
                                                        Secretary of State

     OFFICE OF THE SCRETARY OF STATE
     MODIFICATION OF STATUTORY REQUIREMENTS
          OR AMENDMENTS OF ARTICLES OF INCORPORATION

Corporate Name:
     PRESTINE, INC.

Date of Adoption of Amendments/Modification:
     DECEMBER 15, 1987

Effective Date(s), If any, of Amendments/Modifications:
     FILING DATE

Amendments/Modification Approved by Corporate: SHAREHOLDERS


The following amendments of articles or modifications to the statutory requirements regulating the above corporation were adopted as follows:

                                   "Article I.

     "The name of the Corporation shall be High Country Ventures, Inc.

                                 "Article VIII.

     "The holders of shares entitling them to exercise a majority of the voting power of this Corporation have the power to take all action permitted by law, including to amend these Articles of Incorporation and to adopt an agreement of consolidation or merger and to authorize the Board of Directors to sell, lease, exchange or otherwise dispose of all, or substantially all, of the property and assets of this Corporation, including its goodwill, upon such terms and conditions and for such considerations, which may be money, shares, bonds, or other instruments for the payment of money or other property as the Board of Directors deems expedient.

                                   "Article X.

     "No director shall have personal liability to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. Nothing in these Articles shall eliminate or limit the liability of a director:

          "(a)     for any breach of the director's duty of loyalty to the
          Corporation or its shareholders;

          "(b)     for acts or omissions not in good faith or that involves
          intentional misconduct or a knowing violation of law;

          "(c)     under Section 302A.559 or 80A.23;

          "(d)     for any transaction from which the director derived an
          improper personal benefit; or

          "(e)     for any act or omission occurring prior to the date when the provision in the articles eliminating or limiting liability becomes effective."


I SWEAR THAT THE FOREGOING IS TRUE AND THAT I HAVE THE AUTHORITY TO SIGN THIS DOCUMENT ON BEHALF OF THE CORPORATION.

STATE OF MINNESOTA )          Signed:   /s/ [UNREADABLE]
                   )  ss.               ----------------------------------------
COUNTY OF HENNEPIN )          Position:  President

The foregoing instrument was acknowledged before me this 13 day of April, 1989.
                                                         --

  Notary Seal                           /s/ Manly A. Zimmerman
                                        ----------------------------------------
                                          (Notary Public)

[NOTARY SEAL]

                                        FOR USE BY SECRETARY OF STATE


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